For Immediate Release

Contact: ValueRich, Inc.

(561) 832-8878

invo@valuerichonlilne.com

VALUERICH ANNOUNCES CFO MICHAEL CHALHUB TO LEAVE COMPANY

WEST PALM BEACH, FLORIDA, September 11, 2007 -- ValueRich, Inc. (AMEX: IVA), Joseph Visconti, CEO, Chairman of the Board and President of ValueRich, Inc. announced today that Michael Chalhub has resigned as the Company’s Chief Financial Officer in order to pursue other business interests. Until such time as a satisfactory replacement for Mr. Chalhub is hired, Mr.Visconti, the Company’s Chief Executive Officer and President, will perform the duties of the Chief Financial Officer.

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes’’, “seeks”, “estimates”, or variations of such words are intended to identify such forward-looking statements. All statements in this release regarding the future outlook related to ValueRich, Inc., including the rapid growth of the Web 2.0 community, are forward-looking statements. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the company assumes no obligation to update the forward-looking statements included in this news release as a result of new information or future events. Please refer to the Company’s Form SB-2, as amended, under the caption “Risk Factors” and our other periodic and current reports filed by us with the SEC for additional information regarding risks and uncertainties associated with an investment in our securities. Copies of these filings are available through the SEC's website at www.sec.gov.

ABOUT VALUERICH, INC.

ValueRich, Inc. (AMEX:IVA) publishes ValueRich magazine and hosts several large-scale ValueRich Small-cap Financial Expo events per year. Earlier this year, the Company launched iValueRich.com, a rapidly growing Web 2.0 community for entrepreneurs, emerging company management and financial professionals where emerging companies can submit their financial needs to a large group of investment bankers and other funding resources.

For more information about ValueRich, Inc. contact Gregg Lowenstein, Vice President, at (561) 832-8878 and please visit our web site at www.ivaluerich.com.